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                                                                   Exhibit 10.10

A promissory note to Elliott in the following form was executed by the U.S. Subsidiary on the following dates in the principal amount and with the maturity date as shown:

Date                    Principal Amount              Maturity Date*
----                    ----------------              --------------

February 10, 1997          $2,000,000                 August 10, 1997
February 19, 1997           2,000,000                 August 19, 1997
July 2, 1997                3,000,000                 August 15, 1997
July 22, 1997               1,000,000                 August 15, 1997
September 4, 1997           2,000,000                 November 30, 1997
October 17, 1997            2,500,000                 November 30, 1997

*The February 10, 1997 and February 19, 1997 promissory notes required that one-half of the principal be paid on May 10, 1997 and May 19, 1997, respectively. All other promissory notes required all of the principal to be paid on the maturity date as shown.


ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                                 PROMISSORY NOTE
                                 ---------------


U.S. $________________                                Dated:  _________________


                  FOR VALUE RECEIVED, the undersigned, SOLID STATE GEOPHYSICAL CORP., a corporation organized under the laws of Colorado ("Maker"), promises to pay on each Maturity Date (as defined below) to the order of ELLIOTT ASSOCIATES, L.P. a Delaware limited partnership ("Lender"), with offices at 712 Fifth Avenue, New York, New York 10019, in lawful money of the United States of America, the aggregate principal amount of ______________________ Dollars ($____________), together with interest on the aggregate unpaid principal balance hereof from time to time outstanding from the date hereof until paid in full. All loans and all payments of principal shall be recorded by the Lender in its records. Capitalized terms used herein shall, unless otherwise defined herein, have the meanings ascribed thereto in the Loan Agreement (as it may be amended from time to time, the "Loan Agreement") among, inter alia, Maker and Lender dated October 16, 1996.

                  VARIABLE PRINCIPAL AMOUNT. The principal amount hereof may (but only if Lender agrees in its sole discretion) be increased from time to time in connection with loans made by Lender for accrued interest, fees and expenses, and shall be reduced by all prepayments made hereunder.

                  PAYMENT; INTEREST. The sum of $________*, together with accrued but unpaid interest thereon and any reimbursable fees and expenses, shall be due and payable on ___________* and the remaining $_________* of principal, together with accrued but unpaid interest thereon and any reimbursable fees and expenses, shall be due and payable on _____________* (each a "Maturity Date"). Maker will pay Lender all amounts due hereunder at Lender's address shown above or at such other place as Lender may designate in writing. If the day upon which a payment is to be made is a Saturday, Sunday or legal holiday in New York City, such payment shall be made on the next succeeding business day.

                  All principal amounts outstanding hereunder shall bear interest at an interest rate equal to fifteen percent (15%) per annum. Interest shall be calculated on the basis of a year consisting of 365 days and paid for the actual number of days elapsed. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection



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costs, then to due and unpaid interest and fees and any remaining amount to principal. Overdue interest shall itself bear interest at fifteen percent (15%) per annum until paid.

                  OPTIONAL PREPAYMENT. Maker may pre-pay without penalty all or a portion of the amount owed hereunder, in amounts of at least $100,000.

                  TAXES. All payments by the Maker of principal of, and interest on this Note shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Maker hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Maker will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any present or future taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, including franchise taxes and taxes imposed on or measured by the Lender's net income or receipts ("Further Taxes") are directly or indirectly asserted against the Lender with respect to any payment of any additional amount described in clause
(c) and received by the Lender hereunder, the Lender may pay such Further Taxes and the Maker will promptly pay to the Lender, at the time interest is paid, such additional amounts (including all penalties, interest or expenses) that the Lender specifies as necessary to preserve the after-tax yield that the Lender would have received if such Taxes or Further Taxes had not been imposed.

                  If the Maker fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Maker shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure. If the Lender subsequently receives a refund or rebate or becomes entitled to a credit with respect to any Taxes in respect of which an additional amount has been paid to Lender, the Lender will pay the amount of any such


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refund, rebate or credit to the Maker to the extent that such rebate or credit, as applicable, does not exceed the additional amounts paid by the Maker to the Lender.

                  DEFAULT. Maker will be in default if Maker breaches any representation, warranty or covenant hereunder. Maker fails to pay any amounts when due or an Event of Default occurs under the Loan Agreement.

                  LENDER'S RIGHTS. Upon any default hereunder, in addition to Lender's rights under the Loan Agreement upon default (which rights shall apply hereto), Lender may declare the entire unpaid principal balance on this Note and all accrued and unpaid interest immediately due, without notice, and then Maker will pay that amount. Lender may hire or pay someone else to help collect this
Note if Maker does not pay. Maker also will pay Lender the costs of any such collection. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post- judgment collection services. If not prohibited by applicable law, Maker also will pay any court costs, in addition to all other sums provided by law.

                  COLLATERAL; LOAN AGREEMENT. This Note is secured by (i) the Assignments of Louisiana Accounts Receivable and Canadian Accounts Receivable by Maker and Parent in favor of Lender; and (ii) the Security Agreement between Maker and Lender, each dated October 16, 1996. This Note is also guaranteed by the Parent, pursuant to the Guarantee dated October 16, 1996, which Guaranty is secured by a General Security Agreement dated October 16, 1996, governed by Alberta law.

                  SAVINGS CLAUSE. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum amount allowable under law.

                  GENERAL PROVISIONS. The validity of this Note, its construction, interpretation, and enforcement, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York. The parties hereby irrevocably and unconditionally agree to be subject to the non-exclusive jurisdiction of the state and federal courts in New York, New York. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Maker and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor and all other notices whatsoever. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew,


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extend (repeatedly and for any length of time) or modify the loan evidenced hereby, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in any collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. LENDER AND MAKER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCESSING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR MAKER AGAINST THE OTHER.

                  PRIOR TO SIGNING THIS NOTE, MAKER HAS READ AND UNDERSTANDS ALL THE PROVISIONS OF THIS NOTE. MAKER AGREES TO THE TERMS OF THIS NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.


                                  SOLID STATE GEOPHYSICAL CORP.,
                                  a Colorado corporation


                                  By:
                                      ------------------------------------------
                                        Name:
                                        Title:
                                        Address:    Suite 150
                                                    3200 Wilcrest
                                                    Houston, Texas  77042



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